EXHIBIT 32.1

NOTE: The referenced officers, based on their knowledge, furnish the following certification, pursuant to 18 U.S.C. §1350.

We, Gregory S. Foran, Chief Executive Officer, and David J. C. Kennerley, Executive Vice President and Chief Financial Officer, of The Kroger Co. (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report on Form 10-Q of the Company for the period ended August 15, 2026 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 18, 2026	/s/ Gregory S. Foran
Gregory S. Foran
Chief Executive Officer (principal executive officer)

/s/ David J. C. Kennerley
David J. C. Kennerley
Executive Vice President and Chief Financial Officer (principal financial officer)

A signed original of this written statement as required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Kroger Co., and will be retained by The Kroger Co. and furnished to the SEC or its staff upon request.